EXHIBIT 99.1
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                     j2 GLOBAL ACQUIRES DATA ON CALL ASSETS


LOS ANGELES--July 6, 2005--j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today announced that it has acquired the assets of Data On Call, LLC.

The key assets include the UniFax(TM) brand and its subscriber base, as well as the technology to provide features such as dynamic delivery options via FTP, Web-post with XML, and barcode data capture.

Terms of the acquisition were not disclosed and the financial impact to j2 Global is immaterial.



ABOUT J2 GLOBAL COMMUNICATIONS

Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global's network spans more than 1,500 cities in 25 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax(R), j2(R), jConnect(R), JFAX(TM), eFax Corporate(R), UniFax(TM), Onebox(R), Electric Mail(R), jBlast(R), eFax Broadcast(TM), eVoice(R), PaperMaster(R), Consensus(TM), M4 Internet(R) and Protofax(R). As of March 31, 2005, j2 Global had achieved 32 consecutive quarters of revenue growth, and 13 consecutive quarters of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

CONTACTS
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Christine Brodeur                                 Jeff Adelman
Socket Media, Inc.                                j2 Global Communications, Inc.
800-338-6023                                      323-372-3617
c.brodeur@socketmedia.com                         press@j2global.com


"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the "Business Outlook" portion. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov.